Exhibit 4.35

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of August 15, 2013, among RGP Marketing LLC, a Texas limited liability company (“RGP Marketing”), RGP Westex Gathering Inc., a Texas corporation (“RGP Westex”), RGU West LLC, a Texas limited liability company (“RGU West”), and West Texas Gathering Company, a Delaware corporation (“West Texas” and, together with RGP Marketing, RGP Westex and RGU West, each a “Guaranteeing Subsidiary”), Regency Energy Partners LP, a Delaware limited partnership (“Regency Energy Partners”), and Regency Energy Finance Corp. (“Finance Corp.” and, together with Regency Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 30, 2013 providing for the issuance of 4.500% Senior Notes due 2023 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. No Recourse Against Others. No past, present or future director, officer, partner, member, employee, incorporator, manager or unit holder or other owner of Equity Interests of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuers.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARIES

RGP MARKETING LLC
RGU WEST LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

RGP WESTEX GATHERING INC.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

First Supplemental Indenture

EXISTING GUARANTORS

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

CDM RESOURCE MANAGEMENT LLC
CDM RESOURCE MANAGEMENT I LLC
By: CDM Resource Management LLC, its sole member
FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY TEXAS PIPELINE LLC
REGENCY RANCH JV LLC
WGP-KHC, LLC
By: FrontStreet Hugoton LLC, its sole member
ZEPHYR GAS SERVICES LLC
ZEPHYR GAS SERVICES I LLC

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

First Supplemental Indenture

PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

First Supplemental Indenture